Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated June 28, 2022, with respect to the consolidated financial statements of Erayak Power Solution Group Inc., for the years ended December 31, 2021 and 2020, in this Amendment #8 of Registration Statement on Form F-1 and the related Prospectus of Erayak Power Solution Group Inc. filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

November 28, 2022